U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 29, 2008
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.02 Termination of a Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 10.1

Item 1.02 Termination of a Material Definitive Agreement.
     On December 29, 2008, our subsidiary of which we are the general partner, AMB Property, L.P., terminated a €142,000,000 364-day multi-currency revolving facility agreement and related guarantee entered on May 30, 2008, by and among our affiliate AMB Fund Management S.à r.l., acting in its own name but on behalf of AMB Europe Fund I FCP-FIS, as the obligors’ agent, certain of our European affiliates as original borrowers, ING Real Estate Finance N.V. and certain of its European affiliates as lenders and ING Real Estate Finance N.V., as facility agent (the “€142,000,000 facility agreement”).
     Prior to the termination of the €142,000,000 facility agreement, four of our European affiliates that were subsidiaries of AMB Europe Fund I FCP-FIS holding real property interests in Germany were borrowers under such facility agreement (collectively, the “European affiliate borrowers”). The outstanding borrowed amount of the European affiliate borrowers under such facility agreement was repaid in full on December 29, 2008, the termination date. Our subsidiary, AMB Property, L.P., was the guarantor of the amounts borrowed under the terminated €142,000,000 facility agreement. We own an approximate 20% interest in AMB Europe Fund I FCP-FIS, an unconsolidated co-investment venture, and our share of debt as reported in our quarterly and annual financial statements includes approximately 20% of the outstanding debt of AMB Europe Fund I FCP-FIS.
     In connection with the payment in full under, and the termination of, the €142,000,000 facility agreement, the European affiliate borrowers and/or their affiliates borrowed funds under an existing credit facility held by AMB Europe Fund I FCP-FIS, and entered new 5-year term loans with the lender in the aggregate amount of €50,202,000 under such facility. The borrowed funds were used to repay the outstanding amounts under the terminated €142,000,000 credit facility. The European affiliate borrowers are in the process of granting security interests to the lender, as the security agent, under and in accordance with the terms of such facility, all of which security interests are expected to become effective in the first half of 2009. Our subsidiary, AMB Property, L.P., has agreed to guarantee the €50,202,000 amount borrowed under such existing credit facility only until the security interests are granted, at which time the guarantees will be extinguished.
     Other than the terminated €142,000,000 facility agreement, we have an on-going banking relationship with ING Real Estate Finance N.V. and certain of its affiliates, including the following arrangements: (i) the existing credit facility held by AMB Europe Fund I FCP-FIS; (ii) our amended and restated revolving credit agreement, dated as of June 1, 2006, as amended and (iii) our credit agreement, dated as of September 4, 2008.
     A copy of the termination letter is attached hereto as Exhibit 10.1, and is incorporated into this current report by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Termination Letter, dated December 29, 2008, from ING Real Estate Finance N.V., as Facility Agent, to AMB Fund Management S.à r.l., acting in its own name but on behalf of AMB Europe Fund I FCP-FIS.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: January 5, 2009	By:	/s/ Tamra D. Browne
Tamra D. Browne
SVP, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Termination Letter, dated December 29, 2008, from ING Real Estate Finance N.V., as Facility Agent, to AMB Fund Management S.à r.l., acting in its own name but on behalf of AMB Europe Fund I FCP-FIS.